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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) or 12(g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                                SSBH CAPITAL I
            (Exact Name of Registrant as Specified in Its Charter)

               Delaware                                  06-6452992
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

c/o Salomon Smith Barney Holdings Inc.                     10013
388 Greenwich Street                                     (Zip Code)
New York, New York
(Address of Principal Executive Offices)

If this form relates to the registration    If this form relates to the regis-
of a class of securities pursuant to Sec-   tration of a class of securities
tion 12(b) of the Exchange Act and is       pursuant to Section 12(g) of the
effective upon filing pursuant to General   Act and is effective pursuant to
Instruction A(c) please check the follow-   General Instruction A(d) please
ing box.  [X]                               check the following box.  [X]

Securities Act registration statement file number to which this form relates:
333-38931
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Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                         Name of Each Exchange on Which
to be so Registered                         Each Class is to be Registered

7.200% Trust Preferred Securities (TRUPS(r)) New York Stock Exchange (and the Guarantee with respect thereto)

Securities to be registered pursuant to Section 12(g) of the Act:

                                    (None)

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                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

        See the information set forth under the headings "Description of Preferred Securities" and "Description of Guarantees" in the Registration Statement on Form S-3 of the Registrants, as amended, as filed with the Securities and Exchange Commission on December 1, 1997.

Item 2. Exhibits.

        2.1  Registration Statement on Form S-3 (No. 333-38931) of the
             Registrants.

        2.2 Certificate of Trust of SSBH Capital I, as amended, incorporated by reference to Exhibit 4(aa) to the Registrants' Registration Statement on Form S-3 (No. 333-38931).

        2.3 Form of Amended and Restated Declaration of Trust for SSBH Capital I ("Declaration of Trust"), incorporated by reference to
             Exhibit 4(ee) to the Registrants' Registration Statement on
             Form S-3 (No. 333-38931).

        2.4  Form of Preferred Security, included in the Declaration of Trust.

        2.5 Form of Guarantee with respect to the Preferred Securities, incorporated by reference to Exhibit 4(ll) to the Registrants' Registration Statement on Form S-3 (No. 333-38931).

        2.6 Form of Indenture between Salomon Smith Barney Holdings Inc. and The Chase Manhattan Bank, N.A., as Trustee, relating to the Junior Subordinated Debt Securities, incorporated by reference to
             Exhibit 4(ii) to the Registrants' Registration Statement on
             Form S-3 (No. 333-38931).



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                                  SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Act of 1934, each of the Registrants has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

DATED:  January 27, 1998
                                       SSBH CAPITAL I


                                       By: /s/ Charles W. Scharf
                                               Charles W. Scharf, as Trustee


                                       By: /s/ Michael J. Day
                                               Michael J. Day, as Trustee



                                       SALOMON SMITH BARNEY
                                           HOLDINGS INC.


                                       By: /s/ Charles W. Scharf
                                               Charles W. Scharf, as Trustee